                                  EXHIBIT 25D

                                                                     EXHIBIT 25D
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                            ------------------------

   CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
                             SECTION 305(B)(2)  / /

                                  COMPASS BANK
              (Exact name of trustee as specified in its charter)

         ALABAMA BANKING CORPORATION                            63-0476286
(Jurisdiction of incorporation or organization                (I.R.S. employer
         if not a U.S. national bank)                      identification no.)

             15 SOUTH 20TH STREET
             BIRMINGHAM, ALABAMA                                  35233
   (Address of principal executive offices)                     (Zip Code)

                        JERRY W. POWELL, GENERAL COUNSEL
                                  COMPASS BANK
                              15 SOUTH 20TH STREET
                           BIRMINGHAM, ALABAMA 35233
                                 (205) 933-3645
           (Name, address and telephone number of agent for service)

                            ------------------------

                       BELLSOUTH TELECOMMUNICATIONS, INC.
              (Exact name of obligor as specified in its charter)

                   GEORGIA                                      58-0436120
       (State or other jurisdiction of                       (I.R.S. employer
        incorporation or organization)                     identification no.)
         675 WEST PEACHTREE ST., N.E.
               ATLANTA, GEORGIA                                   30375
   (Address of principal executive offices)                     (Zip Code)

                            ------------------------

                                DEBT SECURITIES
                      (Title of the indenture securities)

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                    GENERAL

ITEM 1.  GENERAL INFORMATION.

     (A) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

        Alabama State Banking Department
        101 South Union Street
        Montgomery, Alabama

        Federal Deposit Insurance Corporation
        Washington, DC

        Board of Governors of the Federal Reserve System
        Washington, DC

        Federal Reserve Bank of Atlanta, Georgia
        104 Marietta St., N.W.
        Atlanta, Georgia

     (B) WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

        Yes.

ITEM 2.  AFFILIATIONS WITH THE OBLIGOR.

     None.

ITEM 3.  VOTING SECURITIES OF THE TRUSTEE.

     Not applicable.

ITEM 4.  TRUSTEESHIPS UNDER OTHER INDENTURES.

     Not applicable.

ITEM 5. INTERLOCKING DIRECTORATES AND SIMILAR RELATIONSHIPS WITH THE OBLIGOR OR UNDERWRITERS.

     Not applicable.

ITEM 6. VOTING SECURITIES OF THE TRUSTEE OWNED BY THE OBLIGOR OR ITS OFFICIALS.

     Not applicable.

ITEM 7. VOTING SECURITIES OF THE TRUSTEE OWNED BY UNDERWRITERS OR THEIR
        OFFICIALS.

     Not applicable.

ITEM 8.  SECURITIES OF THE OBLIGOR OWNED OR HELD BY THE TRUSTEE.

     Not applicable.

ITEM 9.  SECURITIES OF UNDERWRITERS OWNED OR HELD BY THE TRUSTEE.

     Not applicable.

ITEM 10. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF VOTING SECURITIES OF CERTAIN AFFILIATES OR SECURITY HOLDERS OF THE OBLIGOR.

     Not applicable.

ITEM 11. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF ANY SECURITIES OF A PERSON OWNING 50 PERCENT OR MORE OF THE VOTING SECURITIES OF THE OBLIGOR.

     Not applicable.

ITEM 12.  INDEBTEDNESS OF THE OBLIGOR TO THE TRUSTEE.

     Not applicable.

ITEM 13.  DEFAULTS BY THE OBLIGOR.

     (A) WHETHER THERE IS OR HAS BEEN A DEFAULT WITH RESPECT TO THE SECURITIES UNDER THIS INDENTURE.

     There is not and has not been any such default.

     (B) IF THE TRUSTEE IS A TRUSTEE UNDER ANOTHER INDENTURE UNDER WHICH ANY OTHER SECURITIES, OR CERTIFICATES OF INTEREST OR PARTICIPATION IN ANY OTHER SECURITIES, OF THE OBLIGOR ARE OUTSTANDING, OR IS TRUSTEE FOR MORE THAN ONE OUTSTANDING SERIES OF SECURITIES UNDER THE INDENTURE, STATE WHETHER THERE HAS BEEN A DEFAULT UNDER ANY SUCH INDENTURE OR SERIES.

     There has not been any such default.

ITEM 14.  AFFILIATIONS WITH THE UNDERWRITERS.

     Not applicable.

ITEM 15.  FOREIGN TRUSTEE.

     Not applicable.

ITEM 16.  LIST OF EXHIBITS.

          The additional exhibits listed below are filed herewith: exhibits, if any, identified in parentheses are on file with the Commission and are incorporated herein by reference as exhibits hereto pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 and Rule 24 of the Commission's Rules of Practice.

EXHIBIT
NUMBER
- -----
  1    --   Restated Certificate of Incorporation.
  2    --   Certificate from the Alabama Superintendent of Banks for the Trustee to conduct business. (Exhibit 2 to Form T-1, Registration No. 22-21323).
  3    --   Approval of the Alabama Superintendent of Banks for the Trustee to exercise trust powers. (Exhibit 3 to Form T-1, Registration No. 22-21323).
  4    --   Bylaws of the Trustee. (Exhibit 4 to Form T-1, Registration No. 22-21323).
  5    --   Not applicable.
  6    --   Consent of the Trustee required by Section 321(b) of the Trust Indenture Act of
              1939, as amended.
  7    --   Latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority as of the close of business on March 31, 1995.
  8    --   Not applicable.
  9    --   Not applicable.

                                   SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, Compass Bank, an Alabama banking corporation, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Birmingham and the State of Alabama, on the 14th day of June, 1995.

                                          COMPASS BANK

                                          By      /s/  ROGER LACHARITE
                                            ------------------------------------
                                                      Roger LaCharite
                                              Vice President and Trust Officer

                                   EXHIBIT 1

                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                                  COMPASS BANK
                    (Originally incorporated under the name
              Central Bank & Trust Company on December 31, 1963.)

     This Restated Certificate of Incorporation correctly sets forth without change the corresponding provisions of the Certificate of Incorporation as theretofore amended, and this Restated Certificate of Incorporation supersedes the original Certificate of Incorporation and all Amendments thereto.

                                  ARTICLE ONE.

     The name of this corporation (the "Corporation") shall hereafter be:

                                 "COMPASS BANK"

                                  ARTICLE TWO.

     The duration and existence of the Corporation shall be perpetual.

                                 ARTICLE THREE.

     The nature of the business and the purposes and powers of the Corporation are as follows:

          3.01 To conduct a general banking and trust company business through such means and at such places as the Board of Directors may deem proper; and

          3.02 To engage in any lawful activity and to exercise all powers permitted to it by the Alabama Business Corporation Act and the Alabama Banking Code.

                                 ARTICLE FOUR.

                                 CAPITAL STOCK.

     4.01 The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is One Hundred One Thousand One Hundred (101,100) consisting of One Hundred Thousand One Hundred (101,100) shares of common stock of the par value of Ten Dollars ($10.00) each.

     4.02 The Corporation shall have One Million Eleven Thousand Dollars ($1,011,000) of stated capital stock consisting of One Hundred One Thousand One Hundred (101,100) shares of common stock."

     4.03 Preemptive Rights. Each holder of the Corporation's common stock shall have the preemptive right to purchase its proportion of the issuance of any class of shares, including treasury shares, according to the proportion of its holdings of such class of shares at such price, which may be in excess of par value, within such time, and on such terms as shall be fixed and determined by the Corporation's Board of Directors.

                                 ARTICLE FIVE.

                              SPECIAL PROVISIONS.

     Insofar as not prohibited by applicable law, the Corporation shall have the right to purchase, take, receive, or otherwise acquire, hold, own, pledge, transfer or otherwise dispose of its own capital stock to the full extent of undivided profits, earned surplus, capital surplus or other funds lawfully available therefor.

                                  ARTICLE SIX.

                               REGISTERED OFFICE.

     The registered office and principal place of business of the Corporation shall be located at, with the mailing address of, 15 South 20th Street, Birmingham, Alabama 35233, and its registered agent shall be Jerry W. Powell.

     IN WITNESS WHEREOF, Compass Bank has caused this Restated Certificate of Incorporation to be signed by Garrett R. Hegel as its Senior Vice President and Daniel B. Graves as its Assistant Secretary this 4th day of November, 1993.

COMPASS BANK

By     /s/  GARRETT R. HEGEL
  ------------------------------
           Garrett R. Hegel
      Its: Senior Vice President

and

By     /s/  DANIEL B. GRAVES
  ------------------------------
           Daniel B. Graves
          Assistant Secretary

STATE OF ALABAMA

COUNTY OF JEFFERSON

     On this 4th day of November, 1993, before me, a Notary Public for the State and County aforesaid, personally came Garrett R. Hegel, as Senior Vice President, of Compass Bank, an Alabama banking corporation, whose name is signed to the foregoing Certificate, and who is known to me, and in said capacity acknowledged before me on this day that being informed of the contents of this Certificate, he as such officer executed the same and affixed said Corporation's seal voluntarily for and as the act and deed of said Corporation.

     WITNESS my official seal and signature the day and year aforesaid.

                                      Notary Public: /s/ Glenda H. Dyer

[NOTARIAL SEAL]

                                      My Commission expires: February 19, 1997

                                   EXHIBIT 6

                                                                       EXHIBIT 6

                               CONSENT OF TRUSTEE

     Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, in connection with the proposed issue of Debt Securities by BellSouth Telecommunications, Inc., we hereby consent that reports of examination by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                                          COMPASS BANK

                                          By      /s/  ROGER LACHARITE
                                            ------------------------------------
                                                      Roger LaCharite
                                              Vice President and Trust Officer

Date: June 14th, 1995

                                   EXHIBIT 7

COMPASS BANK                                                      ST-BK: 01-0305
P.O. BOX 10566                                                        FFIEC: 032
BIRMINGHAM, AL 35296-5233                                            CERT: 19048

CALL DATE: 03/31/95

          CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL AND
                STATE-CHARTERED SAVINGS BANKS FOR MARCH 31, 1995

   ALL SCHEDULES ARE TO BE REPORTED IN THOUSANDS OF DOLLARS. UNLESS OTHERWISE
                                   INDICATED,
   REPORT THE AMOUNT OUTSTANDING AS OF THE LAST BUSINESS DAY OF THE QUARTER.

SCHEDULE RC -- BALANCE SHEET

                                                                             (DOLLAR AMOUNTS IN
                                                                                 THOUSANDS)
                                             ASSETS
                                                                           RCON
                                                                           -----
  1.  Cash and balances due from depository institutions (from Schedule
      RC-A):
      a. Noninterest-bearing balances and currency and coin(1)...........  0081         249,412
      b. Interest-bearing balances(2)....................................  0071               0
  2.  Securities:
      a. Held-to-maturity securities (from Schedule RC-B, column A)......  1754       1,009,838
      b. Available-for-sale securities (from Schedule RC-B, column D)....  1773         399,701
  3.  Federal funds sold and securities purchased under agreements to resell:
      a. Federal funds sold..............................................  0276          17,030
      b. Securities purchased under agreements to resell.................  0277          59,491
  4.  Loans and lease financing receivables:
      a. Loans and leases, net of unearned income       RCON
                                                        -----
      (from Schedule RC-C)............................  2122    3,654,375
      b. LESS: Allowance for loan and lease losses....  3123       74,185
      c. LESS: Allocated transfer risk reserve........  3128            0
      d. Loans and leases, net of unearned income, allowance, and reserve
         (item 4.a minus 4.b and 4.c)....................................  2125       3,580,190
  5.  Trading assets (from Schedule RC-D)................................  3545          52,826
  6.  Premises and fixed assets (including capitalized leases)...........  2145         109,372
  7.  Other real estate owned (from Schedule RC-M).......................  2150           3,036
  8.  Investments in unconsolidated subsidiaries and associated companies
      (from Schedule RC-M)...............................................  2130               0
  9.  Customers' liability to this bank on acceptances outstanding.......  2155              58
 10.  Intangible assets (from Schedule RC-M).............................  2143           2,887
 11.  Other assets (from Schedule RC-F)..................................  2160          78,036
 12.  Total assets (sum of items 1 through 11)...........................  2170       5,561,877

- ---------------

(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.

                                                                                  (DOLLAR AMOUNTS
                                                                                   IN THOUSANDS)

                                           LIABILITIES
 13.
      Deposits:                                                            RCON
                                                                           -----
      a. In domestic offices (sum of totals of columns A and C from
                                                                           2200       3,835,169
         Schedule RC-E)..................................................
                                                        RCON
                                                        -----
      (1) Noninterest-bearing(1)......................  6631      725,751
      (2) Interest-bearing............................  6636    3,109,418
      b. In foreign offices, Edge and Agreement subsidiaries, and IBFs...
      (1) Noninterest-bearing.........................
      (2) Interest-bearing............................
                                                                           RCON
                                                                           -----
 14.  Federal funds purchased and securities sold under agreements to repurchase:
      a. Federal funds purchased.........................................  0278         466,189
      b. Securities sold under agreements to repurchase..................  0279         415,111
 15.  a. Demand notes issued to the U.S. Treasury........................  2840          29,149
      b. Trading liabilities (from Schedule RC-D)........................  3548          27,997
 16.  Other borrowed money:
      a. With original maturity of one year or less......................  2332           4,495
      b. With original maturity of more than one year....................  2333         356,000
 17.  Mortgage indebtedness and obligations under capitalized leases.....  2910               0
 18.  Bank's liability on acceptances executed and outstanding...........  2920              58
 19.  Subordinated notes and debentures..................................  3200               0
 20.  Other liabilities (from Schedule RC-G).............................  2930          42,966
 21.  Total liabilities (sum of items 13 through 20).....................  2948       5,177,134

 22.  Limited-life preferred stock and related surplus...................  3282               0
                                         EQUITY CAPITAL
                                                                           RCON
                                                                           -----
 23.  Perpetual preferred stock and related surplus......................  3838               0
 24.  Common stock.......................................................  3230           1,011
 25.  Surplus (exclude all surplus related to preferred stock)...........  3839          41,440
 26.  a. Undivided profits and capital reserves..........................  3632         347,240
      b. Net unrealized holding gains (losses) on available-for-sale
         securities......................................................  8434          (4,948)
 27.  Cumulative foreign currency translation adjustments................
 28.  Total equity capital (sum of items 23 through 27)..................  3210         384,743
 29.  Total liabilities, limited-life preferred stock, and equity capital
      (sum of items 21, 22, and 28)......................................  3300       5,561,877

- ---------------

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.

                                                                                 RCON   NUMBER
                                                                                 -----  ------
                                          MEMORANDUM

            TO BE REPORTED ONLY WITH THE MARCH REPORT OF CONDITION.
  1.  Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during
      1994.....................................................................  6724      2

- ---------------

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank.

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately).

3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority).

4 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority).

5 = Review of the bank's financial statements by external auditors.

6 = Compilation of the bank's financial statements by external auditors.

7 = Other audit procedures (excluding tax preparation work).

8 = No external audit work.